SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
November 9, 2015

Evolving Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34261 (Commission File Number)	84-1010843 (I.R.S. Employer Identification No.)

9777 Pyramid Court, Suite 100, Englewood, Colorado 80112

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 802-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02                                  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 10, 2015, Evolving Systems, Inc. (“Evolving Systems”) issued a press release announcing its financial results for the third quarter ended September 30, 2015. The full text of Evolving Systems’ press release, together with the related unaudited financial and operating highlights, is furnished herewith as Exhibit 99.1.

ITEM 2.03                                  CREATION OF A DIRECT FINANCIAL OBLIGATION

On November 9, 2015, Evolving Systems entered into the Fourth Amendment (“Fourth Amendment”) to the Loan and Security Agreement with East West Bank (“Revolving Facility”).  The purpose of the Fourth Amendment is to remove non-cash foreign exchange changes from certain covenant calculations. The remaining terms and conditions of the Revolving Facility are unchanged.

For information relating to the Revolving Facility, please see Evolving Systems’ Current Reports on Forms 8-K filed with the SEC on October 25, 2012, November 6, 2014 and September 30, 2015.

Text of Agreements.  The full text of the amendment to Fourth Amendment to the Revolving Facility is attached as Exhibit 10.1 to this Current Report on Form 8-K.  The foregoing descriptions are qualified in their entirety by reference to such exhibit.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS

d)                                     Exhibits. The following exhibits are filed or furnished with this report.

Exhibit No.	Description
10.1	Fourth Amendment to Loan and Security Agreement between Evolving Systems, Inc. and East West Bank
99.1	Press Release issued by Evolving Systems, Inc. announcing its financial results for the third quarter ended September 30, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 10, 2015

Evolving Systems, Inc.

By:	/s/ DANIEL J. MOORHEAD
Daniel J. Moorhead
Vice President, Finance & Administration

EXHIBIT INDEX

Exhibit Number	Description

10.1	Fourth Amendment to Loan and Security Agreement between Evolving Systems, Inc. and East West Bank

99.1	Press Release issued by Evolving Systems, Inc. announcing its financial results for the third quarter ended September 30, 2015.